UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-8022

Virginia (State of incorporation)	62-1051971 (I.R.S. Employer Identification No.)

500 Water Street, 15th Floor
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 359-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – Entry into a Material Definitive Agreement

     On April 4, 2005, the Board of Directors amended the CSX Corporation 2002 Corporate Director Deferred Compensation Plan (the “Plan”). The Plan is a nonqualified deferred and equity based compensation plan maintained by the Company for the benefit of its active and retired directors. The Plan was amended to provide directors with access to the same investment benchmarks available under other compensation plans maintained by the Company for its executives and certain other employees. These benchmarks include various investment funds with different degrees of risk. Directors may reallocate permitted amounts among the various deemed benchmark alternatives. These deemed alternative investments are measuring tools used to determine the value of a director’s account, and CSX is not required to invest any amounts as a result of these elections. Prior to a director’s retirement from the Board of Directors, the amendment to the Plan is solely applicable to the elective deferral portion of a director’s fees. Fifty percent of each director’s annual retainer continues to be paid in CSX common stock.

     The Plan is an unfunded and unsecured liability of CSX, and benefits will be paid from CSX’s general assets. A copy of the plan, as amended, is included as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits

(c)	The following exhibits are being furnished herewith:

10.1	CSX Corporation 2002 Corporate Director Deferred Compensation Plan (as amended through April 4, 2005)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Carolyn T. Sizemore

Carolyn T. Sizemore Vice President and Controller (Principal Accounting Officer)

Date: April 7, 2005

EXHIBIT INDEX

10.1	CSX Corporation 2002 Corporate Director Deferred Compensation Plan (as amended through April 4, 2005)